EXECUTION COPY


                             AMENDMENT NO. 5 TO THE
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                                   Dated as of November 28, 1997

                  AMENDMENT NO. 5 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is entered into by WHEELING- PITTSBURGH STEEL CORPORATION, a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "LENDERS") and CITIBANK, N.A., as agent (the "AGENT").

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders, Agent and Issuing Bank have entered into a Second Amended and Restated Credit Agreement dated as of December 28, 1995 (as amended, supplemented or otherwise modified through the date hereof, the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined in this Amendment have the meanings specified in the Credit Agreement.

                  (2) The Borrower and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION  1.  AMENDMENTS  TO  CREDIT   AGREEMENT.   The  Credit
Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

                  (a) Section 1.1 is amended by amending the definition of "Cumulative Cash Flow" in full to read as follows:

                           "CUMULATIVE CASH FLOW" means "net cash flow from operations" (as such term is construed in accordance with GAAP and as such term is included in the Projections) of the Loan Party Consolidated Group PLUS (a) advances made to any Loan Party by WHX, (b) increases in the aggregate "Trust Invested Amount" (under and as defined in the Securitization Documents) (in each case, to the extent that such amounts have not been included in the calculation of "net cash flow from operations") and (c) $41,500,000 MINUS (a) "net cash flow from investing activities" (as such term is construed in accordance with GAAP and as such term is included in the Projections) of the Loan Party Consolidated Group, (b) payments made by any Loan Party to WHX in respect of Keepwell Payments or otherwise, (c) reductions in the


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         aggregate  "Trust  Invested  Amount"  (under  and  as  defined  in  the
         Securitization Documents) and (d) repayments of the principal amount of any Debt of the Loan Party Consolidated Group other than Debt under the Loan Documents (in each case, to the extent that such amounts have not been included in the calculation of "net cash flow from operations").

                  (b) Section 1.1 is amended by adding the following defined term in appropriate alphabetical order:

                           "FISCAL MONTH" means one calendar month.

                  (c) Section 5.1 is amended by deleting the amounts set opposite the following dates and substituting therefor the amount set forth below opposite each such date:

                  December 31, 1997                    250,000,000

                  March 31, 1998                       245,000,000
                  June 30, 1998                        245,000,000
                  September 30, 1998                   245,000,000
                  December 31, 1998                    245,000,000

                  March 31, 1999                       210,000,000

                  (d) Section 5.2 is amended by deleting the ratios set opposite the following dates and substituting therefor the ratio set forth below opposite each such date:

                  December 31, 1997                    5.25:1.00

                  March 31, 1998                       5.5:1.00
                  June 30, 1998                        5.6:1.00
                  September 30, 1998                   5.5:1.00
                  December 31, 1998                    5.5:1.00

                  March 31, 1999                       6.6:1.00


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                  (e) Section 5.3 is amended by deleting the ratios set opposite the following dates and substituting therefor the word or ratio set forth below opposite each such date:

                  December 31, 1997                   N/A

                  March 31, 1998                      N/A
                  June 30, 1998                       N/A
                  September 30, 1998                  N/A
                  December 31, 1998                   N/A

                  March 31, 1999                   0.5:1.00

                  (f) Section 5.4 is amended by (i) by deleting the words "Fiscal Quarter" and substituting therefor the words "Fiscal Month" and
         (ii) by substituting for the dates "December 31, 1997" through "March 31, 1999" the amount set forth below opposite each such date:

                  November 30, 1997                (110,000,000)
                  December 31, 1997                (110,000,000)

                  January 31, 1998                 (120,000,000)
                  February 28, 1998                (145,000,000)
                  March 31, 1998                   (145,000,000)
                  April 30, 1998                   (145,000,000)
                  May 31, 1998                     (145,000,000)
                  June 30, 1998                    (145,000,000)
                  July 31, 1998                    (140,000,000)
                  August 31, 1998                  (140,000,000)
                  September 30, 1998               (130,000,000)
                  October 31, 1998                 (130,000,000)
                  November 30, 1998                (120,000,000)
                  December 31, 1998                (115,000,000)

                  January 31, 1999                 (120,000,000)
                  February 28, 1999                (120,000,000)
                  March 31, 1999                   (125,000,000)

                  (g) Section 5.5 is amended by deleting the amounts set opposite the following dates and substituting therefor the amount set forth below opposite each such date:

                  December 31, 1997                85,000,000


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                  March 31, 1998                   95,000,000
                  June 30, 1998                    115,000,000
                  September 30, 1998               130,000,000
                  December 31, 1998                145,000,000

                  March 31, 1999                   155,000,000

                  (h) Section 7.6 is amended by (i) deleting clause (ii) from subsection (f) and substituting therefor the phrase "Intentionally omitted"

                  (ii) deleting the word "and" after the semicolon in subsection
         (h);

                  (iii) deleting the period at the end of subsection (i) and inserting in place thereof a semicolon followed by the word "and"; and

                  (iv) adding as subsection (j) the following language:

                  "(j) (i) Investments in or advances to Ohio Coating Company made through December 31, 1997 and (ii) Investments or advances from and after December 31, 1997; PROVIDED that no Default or Event of Default has occurred and is continuing or would result therefrom and the amount of such Investments or advances permitted pursuant to this subsection (j) made from and after December 31, 1997 shall not exceed in the aggregate $10,000,000."

                  SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written on the Business Day when, and only when, the following conditions shall have been satisfied:

                  (a) The Agent shall have received counterparts of this Amendment executed by the Borrower, each other Loan Party and the Majority Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lenders have executed this Amendment.

                  (b) The Agent shall have received a certificate signed by a duly authorized officer of the Borrower stating that:

                           (i) The representations  and warranties  contained in
                  the Credit Agreement and each Loan Document are correct on and as of the date of such certificate as though made on and as of the date hereof other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and

                           (ii) No event has  occurred  and is  continuing  that
                  constitutes a Default or an Event of Default.

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The  effectiveness  of this  Amendment is  conditioned  upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of
Section 10.1 of the Credit Agreement.

                  SECTION 3. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement and each of the Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Agent, or the Issuing Bank under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document.

                  SECTION 4. COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 10.4(a) of the Credit Agreement.

                  SECTION 5. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 6. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               BORROWER


                                          WHEELING-PITTSBURGH STEEL
                                          CORPORATION


                                          By:______________________
                                          Name:
                                          Title:


                               AGENT

                                           CITIBANK, N.A., as Agent


                                           By:_____________________
                                           Name:
                                           Title:

                               LENDERS

                                           CITICORP USA, INC.


                                           By:_____________________
                                           Name:
                                           Title:



                                           CORESTATES BANK, N.A.


                                           By:_____________________
                                           Name:
                                           Title:



                                           BANKAMERICA BUSINESS CREDIT, INC.


                                           By:_____________________
                                           Name:
                                           Title:



                                           STAR BANK, N.A.


                                           By:_____________________
                                           Name:
                                           Title:




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                                           NATIONSBANK, N.A.


                                           By:_____________________
                                           Name:
                                           Title:



                                           NATIONAL CITY COMMERCIAL
                                            FINANCE, INC.


                                           By:_____________________
                                           Name:
                                           Title:


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
                               CONSENTED TO AND ACKNOWLEDGED:


                                           WHEELING-PITTSBURGH CORPORATION


                                           By:_______________________________
                                           Name:
                                           Title:



                                           WHEELING CONSTRUCTION PRODUCTS,
                                           INC.


                                           By:_______________________________
                                           Name:
                                           Title:



                                           PITTSBURGH-CANFIELD CORPORATION


                                           By:_______________________________
                                           Name:
                                           Title:



                                           UNIMAST INCORPORATED


                                           By:_______________________________
                                           Name:
                                           Title:


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